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                                                                     EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 33-14190 of Merrill Lynch Funds For Institutions Series of our report dated May 28, 1997 appearing in the Statements of Additional Information of Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund and Merrill Lynch Institutional Tax-Exempt Fund of Merrill Lynch Funds For Institutions Series, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectuses of Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund and Merrill Lynch Institutional Tax-Exempt Fund of Merrill Lynch Funds For Institutions Series, which are a part of such Registration Statement.

Deloitte & Touche LLP
Boston, Massachusetts

July 28, 1997